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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement and the related Prospectus of Meridian Industrial Trust, Inc. on Form S-3 filed with the Securities and Exchange Commission on or about April 4, 1997 of our report dated February 5, 1997 included in Meridian Industrial Trust, Inc.'s Form 10-K for the year ended December 31, 1996.

                                          Arthur Andersen LLP

San Francisco, California
April 3, 1997